Exhibit 99.1

Williams Scotsman Announces Second Quarter 2018 Results and Provides Update on Pending ModSpace Acquisition

BALTIMORE (August 7, 2018) - WillScot Corporation (Nasdaq: WSC) (“Williams Scotsman” or the “Company”) today announced its second quarter 2018 financial results and provided an update on the closing status and timeframe of its pending acquisition of Modular Space Holdings, Inc. (“ModSpace”).

Second Quarter 2018 Financial Highlights(1),(2)

•                  Revenues of $140.3 million, representing a 27.4% (or $30.2 million) year over year increase, driven by growth in core leasing and services revenues of $36.7 million, or 38.2%, as a result of organic rate and volume growth, further accelerated by our Acton Mobile (“Acton”) and Tyson Onsite (“Tyson”) acquisitions.

•                  Consolidated modular space average monthly rental rate of $551 or a 3.2% year over year increase. Pro-forma, including results of Williams Scotsman, Acton, and Tyson for all periods presented, monthly rental rates increased 9.8% year over year.

•                  Consolidated modular space units on rent increased 13,841 or a 34.0% year over year increase, including both organic growth and growth from recent acquisitions, and average modular space utilization increased 50 basis points (“bps”) year over year to 70.3%. Pro-forma, including results of Williams Scotsman, Acton and Tyson for all periods presented, average modular space units on rent and utilization increased 2.6% and 240 bps year over year, respectively.

•                  The increases in leasing and services revenue were partially offset by decreases of $6.5 million, or 46.1%, in new unit and rental unit sales as compared to the same period in 2017.

•                  Consolidated net income of $0.4 million, which includes $5.2 million of discrete integration and restructuring costs related to the Acton integration, and $4.1 million of transaction costs associated with the pending ModSpace acquisition.

•                  Adjusted EBITDA of $41.9 million from our Modular - US and Modular - Other North America segments (the “Modular Segments”), representing a 45.5% (or $13.1 million) year over year increase as compared to the same period in 2017 and an 18.0% increase from the first quarter of 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA by Segment (in thousands)	2018	2017	2018	2017
Modular - US	$38,104	$26,329	$70,716	$50,012
Modular - Other North America	3,812	2,506	6,692	5,625
Modular Segments Adjusted EBITDA	41,916	28,835	77,408	55,637
Corporate and Other	—	(2,588)	—	(7,444)
Consolidated Adjusted EBITDA	$41,916	$26,247	$77,408	$48,193

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Consolidated net income (loss)	$379	$(5,896)	$(6,456)	$(16,075)

(1) - WillScot Corporation (formerly known as Double Eagle Acquisition Corp.) acquired Williams Scotsman International, Inc. (“WSII”) on November 29, 2017 (the “Business Combination”). The Business Combination was accounted for as a reverse acquisition of Double Eagle Acquisition Corp. by WSII. Prior to completing the Business Combination, WSII’s parent company undertook an internal restructuring in which WSII’s remote accommodations business was removed from WSII. Financial results from WSII’s former remote accommodations business are presented as discontinued operations in the financial statements. As a result of the Business Combination, (i) Williams Scotsman’s consolidated financial results for periods prior to November 29, 2017, reflect the financial results of WSII and its consolidated subsidiaries, as the accounting predecessor to Williams Scotsman, and (ii) for periods from and after this date, Williams Scotsman’s financial results reflect those of Williams Scotsman and its consolidated subsidiaries (including WSII and its subsidiaries) as the successor following the Business Combination.

(2) - Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA, as well as segment-level results to net loss, have been provided in the financial statement tables included in this press release. An explanation of these non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” Please see the non-GAAP reconciliation tables included at the end of this press release.

Acquisition Updates

•                  Executed on Acton integration plan, with full information technology system cut-over achieved, production consolidated in 90% of overlapping markets, and redundant branch location exit activities completed on schedule.

•                  Announced acquisition of ModSpace, the largest privately held provider of office trailers, portable storage units and modular buildings in the US and Canada, with over 80 operating locations for an enterprise value of $1.1 billion, at the time of announcement.

•                  Obtained the financing required to fund the pending ModSpace acquisition.

•                  Secured a debt commitment to fund the acquisition prior to its announcement.

•                  Upsized our revolving credit agreement to $1.35 billion (expandable to $1.8 billion through an accordion feature) and obtained the amendments required to finance the acquisition and to give effect to our greater scale thereafter.

•                  Raised $128.0 million of gross proceeds from an underwritten common stock offering, subject to the underwriters’ right to purchase an additional 1.2 million shares (which could raise an additional $19.2 million of gross proceeds).

•                  Completed $200.0 million private placement of senior unsecured notes due 2023.

•                  Completed $300.0 million private placement of 6.875% senior secured notes due 2023.

•                  Received a No Action Letter from the Canadian Competition Bureau, the receipt of which was a closing condition for the ModSpace acquisition.

•                  Accelerated target closing date of pending ModSpace acquisition to mid-August.

Management Commentary

Brad Soultz, President and Chief Executive Officer of Williams Scotsman commented, “I am delighted with our second quarter Adjusted EBITDA results of $41.9 million, which is up 45.5% year over year for our modular segments and up 18.0% sequentially over the first quarter of 2018. The sequential growth is especially notable, as it reflects our continued strong organic growth as well as the realization of Acton-related synergies as the integration progresses. Of particular note, pro-forma modular space rates in our Modular - US Segment were up nearly 10% year over year for the third quarter in a row, driven by both continued improvement in base rental rates and expansion of our Ready to Work value proposition.

While delivering these outstanding results in the quarter, we also successfully migrated the Acton business onto the Williams Scotsman operating platform, representing a major integration milestone, and have now secured and announced the transformational acquisition of ModSpace. I am extremely proud of the Williams Scotsman team.”

Tim Boswell, Chief Financial Officer, commented, “Since July 9, we’ve raised $628.0 million of gross proceeds in the debt and equity capital markets and announced the expansion of our revolving credit facility to $1.35 billion. Together these transactions will allow us to fund the cash consideration for the ModSpace acquisition and give us the operational and financial flexibility to continue executing our strategy post-closing. We appreciate the strong support we have received from the investment community in meeting those objectives.”

Second Quarter 2018 Results

Total consolidated revenues increased 27.4% to $140.3 million, as compared to $110.1 million in the prior year quarter.

•                  Modular - US segment revenue increased 27.1% to $124.8 million, as compared to $98.2 million in the prior year quarter with core leasing and services revenues up $32.6 million, or 38.0% year over year.

•                  Modular space average monthly rental rate of $549, or a 2.6% year over year increase. Pro-forma, including results of Williams Scotsman, Acton, and Tyson for all periods presented, monthly rental rates increased 9.8% year over year.

•                  Average modular space units on rent increased 13,217, or a 36.9% year over year increase, including both organic growth and growth from recent acquisitions. Pro-forma, including results of Williams Scotsman, Acton and Tyson for all periods presented, units on rent increased 1.6% year over year.

•                  Average modular space utilization decreased 160 basis points (“bps”) year over year to 72.2% as a result of businesses acquired at lower utilization rates, however utilization increased 40 bps from Q1 2018. Pro-forma, including results of Williams Scotsman, Acton and Tyson for all periods presented, utilization increased 170 bps year over year.

•                  The increases in leasing and services revenue were partially offset by decreases of $6.0 million, or 48.4%, in new unit and rental unit sales.

•                  Modular - Other North America segment revenue increased 29.2% to $15.5 million, compared to $12.0 million in the prior year quarter, with modular space average units on rent up 12.7% and average monthly rental rate up 7.3% compared to the prior year quarter.

The Modular Segments delivered Adjusted EBITDA of $41.9 million, up 45.5% compared to $28.8 million in the prior year quarter. Modular - US segment Adjusted EBITDA increased 44.9% to $38.1 million, and Modular - Other North America segment Adjusted EBITDA increased $1.3 million to $3.8 million from the prior year quarter. Consolidated Adjusted EBITDA increased 59.9% to $41.9 million, as compared to $26.2 million in the prior year quarter.

Capitalization and Liquidity Update

Capital expenditures for rental equipment from continuing operations increased $5.1 million, or 18.5%, to $32.7 million for the three months ended June 30, 2018, from $27.6 million for the three months ended June 30, 2017. Net capital expenditures for rental equipment also increased $5.9 million, or 25.8%, to $28.8 million for the three months ended June 30, 2018. For the six months ended June 30, 2018, capital expenditures for rental equipment from continuing operations increased $14.5 million, or 28.8% to $64.8 million from $50.3 million for the six months ended June 30, 2017. Net capital expenditures for rental equipment also increased $13.0 million, or 32.7% to $52.7 million for the six months ended June 30, 2018. The increases for both periods were driven by increased spend for refurbishments, new fleet, and value-added products and services (“VAPS”) to drive modular space unit on rent and revenue growth, and maintenance of a larger fleet following our Acton and Tyson acquisitions.

During the six months ended June 30, 2018, the Company’s total debt balance increased by $59.8 million to $686.5 million due to the Tyson acquisition, continued capital investments in our fleet, and borrowing to fund an $11.8 million reduction of accounts payable and accrued liabilities related to the Business Combination and certain aged accounts. As of June 30, 2018, the Company had $219.6 million of availability under its revolving credit facility.

Since June 30, 2018, we obtained the financing required to fund the pending ModSpace acquisition and to pay related fees and expenses.

•                  We amended our revolving credit agreement to, among other things, (i) permit the ModSpace acquisition and our financing thereof, (ii) increase the credit facility limit to $1.35 billion, and increase its accordion feature to $450.0 million, and (iii) increase certain thresholds, basket sizes and default and notice triggers to account for our increased scale business following the ModSpace acquisition. The amendments will be effective upon closing of the ModSpace acquisition.

•                  We issued 8.0 million shares of our Class A common stock at a public offering price of $16.00 per share, yielding gross proceeds of $128.0 million. The underwriters have the right to purchase an additional 1.2 million shares by August 24, which would yield an additional $19.2 million of gross proceeds.

•                  We sold $200.0 million in aggregate principal amount of senior unsecured notes due 2023.

•                  We sold $300.0 million in aggregate principal amount of 6.875% senior secured notes due 2023.

2018 Outlook

Management reaffirmed the Company’s outlook for full year 2018, inclusive of the Acton and Tyson acquisitions. Management expects to provide updated guidance after completing the ModSpace acquisition. This guidance is subject to the risks and uncertainties described in the “Forward-Looking Statements” below.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including Adjusted EBITDA. Williams Scotsman believes that this non-GAAP measure is useful to investors because it (i) allows investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) is used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of Williams Scotsman to its competitors; and (iv) provides an additional tool for investors to use in evaluating ongoing operating results and trends. A metric similar to Adjusted EBITDA is also used to evaluate Williams Scotsman’s ability to service its debt. This non-GAAP measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore Williams Scotsman’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release, see “Reconciliation of non-GAAP Financial Measures” included in this press release.

Conference Call Information

Williams Scotsman will host a conference call and webcast to discuss its second quarter results at 10 a.m. Eastern Time on Wednesday, August 8, 2018. The live call can be accessed by dialing (855) 312-9420 (US/Canada toll-free) or (210) 874-7774 (international) and asking to be connected to the Williams Scotsman call. A live webcast will also be accessible via the “Events & Presentations” section of the Company’s investor relations website https://investors.willscot.com. Choose “Events” and select the information pertaining to the Q2 WSC Earnings Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 60 days on the Company’s investor relations website.

About WillScot Corporation

Headquartered in Baltimore, Maryland, WillScot Corporation is the public holding company for the Williams Scotsman family of companies in the United States, Canada and Mexico. WillScot Corporation trades on the NASDAQ stock exchange under the ticker symbol “WSC.” Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 100 locations, its fleet comprises nearly 100,000 modular space and portable storage units and its customer base has grown to approximately 35,000.

Forward-Looking Statements

This news release contains forward-looking statements (including affirmation of earnings guidance) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although Williams Scotsman believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations (including the pending ModSpace acquisition); our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; implementation of tax reform; our ability to implement and maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the Securities and Exchange Commission (“SEC”) from time to time (including our Form 10-K for the year ending December 31, 2017), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and Williams Scotsman disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Additional information about the transaction can be found on the Williams Scotsman investor relations website at https://investors.willscot.com.

WillScot Corporation

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2018	2017	2018	2017
Revenues:
Leasing and services revenue:
Modular leasing	$101,249	$72,954	$198,511	$141,941
Modular delivery and installation	31,413	22,949	57,663	41,953
Sales:
New units	5,236	9,396	12,664	14,882
Rental units	2,435	4,778	6,246	10,622
Total revenues	140,333	110,077	275,084	209,398
Costs:
Costs of leasing and services:
Modular leasing	27,129	21,340	54,291	40,442
Modular delivery and installation	30,127	22,339	55,648	40,472
Costs of sales:
New units	3,704	6,766	8,691	10,486
Rental units	1,263	2,575	3,578	6,283
Depreciation of rental equipment	23,470	17,474	47,315	34,194
Gross profit	54,640	39,583	105,561	77,521
Expenses:
Selling, general and administrative	47,734	31,652	92,948	64,413
Other depreciation and amortization	1,570	1,890	4,006	3,831
Restructuring costs	449	684	1,077	968
Currency losses (gains), net	572	(6,497)	1,596	(8,499)
Other (income) expense, net	(1,574)	461	(4,419)	591
Operating income	5,889	11,393	10,353	16,217
Interest expense	12,155	29,907	23,874	54,568
Interest income	—	(3,509)	—	(6,093)
Loss from continuing operations before income tax	(6,266)	(15,005)	(13,521)	(32,258)
Income tax benefit	(6,645)	(5,269)	(7,065)	(10,138)
Income (loss) from continuing operations	379	(9,736)	(6,456)	(22,120)
Income from discontinued operations, net of tax	—	3,840	—	6,045
Net income (loss)	379	(5,896)	(6,456)	(16,075)
Net income (loss) attributable to non-controlling interest, net of tax	143	—	(505)	—
Total income (loss) attributable to WSC	$236	$(5,896)	$(5,951)	$(16,075)

Net income (loss) per share attributable to WSC — basic
Continuing operations - basic	$0.00	$(0.67)	$(0.08)	$(1.53)
Discontinued operations - basic	$0.00	$0.26	$0.00	$0.42
Net (loss) income per share - basic	$0.00	$(0.41)	$(0.08)	$(1.11)

Net (loss) income per share attributable to WSC — diluted
Continuing operations - diluted	$0.00	$(0.67)	$(0.08)	$(1.53)
Discontinued operations - diluted	$0.00	$0.26	$0.00	$0.42
Net (loss) income per share - diluted	$0.00	$(0.41)	$(0.08)	$(1.11)

Weighted average shares:
Basic	78,432,274	14,545,833	77,814,456	14,545,833
Diluted	82,180,086	14,545,833	77,814,456	14,545,833

Cash dividends declared per share	$—	$—	$—	$—

Unaudited Segment Operating Data

Three Months Ended June 30, 2018 and 2017

	Three Months Ended June 30, 2018
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Corporate & Other	Total
Revenue	$124,813	$15,520	$—	$140,333
Gross profit	$49,741	$4,899	$—	$54,640
Adjusted EBITDA	$38,104	$3,812	$—	$41,916
Capital expenditures for rental equipment	$30,931	$1,748	$—	$32,679
Modular space units on rent (average during the period)	48,997	5,524	—	54,521
Average modular space utilization rate	72.2%	57.1%	—%	70.3%
Average modular space monthly rental rate	$549	$573	$—	$551
Portable storage units on rent (average during the period)	13,127	369	—	13,496
Average portable storage utilization rate	68.5%	57.4%	—%	68.1%
Average portable storage monthly rental rate	$120	$116	$—	$119

	Three Months Ended June 30, 2017
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Corporate & Other	Total
Revenue	$98,209	$12,010	$(142)	$110,077
Gross profit	$35,954	$3,769	$(140)	$39,583
Adjusted EBITDA	$26,329	$2,506	$(2,588)	$26,247
Capital expenditures for rental equipment	$25,909	$1,716	$—	$27,625
Modular space units on rent (average during the period)	35,780	4,900	—	40,680
Average modular space utilization rate	73.8%	50.0%	—%	69.8%
Average modular space monthly rental rate	$535	$534	$—	$534
Portable storage units on rent (average during the period)	11,988	351	—	12,339
Average portable storage utilization rate	70.7%	51.8%	—%	70.0%
Average portable storage monthly rental rate	$114	$118	$—	$114

Six Months Ended June 30, 2018 and 2017

	Six Months Ended June 30, 2018
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Total
Revenue	$246,900	$28,184	$275,084
Gross profit	$96,549	$9,012	$105,561
Adjusted EBITDA	$70,716	$6,692	$77,408
Capital expenditures for rental equipment	$61,455	$3,308	$64,763
Modular space units on rent (average during the period)	48,841	5,487	54,328
Average modular space utilization rate	72.2%	57.0%	70.3%
Average modular space monthly rental rate	$541	$557	$543
Portable storage units on rent (average during the period)	13,434	364	13,798
Average portable storage utilization rate	69.8%	56.4%	69.4%
Average portable storage monthly rental rate	$118	$116	$118

	Six Months Ended June 30, 2017
(in thousands, except for units on rent and rates)	Modular - US	Modular - Other North America	Corporate & Other	Total
Revenue	$185,624	$24,069	$(295)	$209,398
Gross profit	$69,769	$8,035	$(283)	$77,521
Adjusted EBITDA	$50,012	$5,625	$(7,444)	$48,193
Capital expenditures for rental equipment	$47,958	$2,344	$—	$50,302
Modular space units on rent (average during the period)	35,438	4,868	—	40,306
Average modular space utilization rate	73.0%	49.6%	—%	69.1%
Average modular space monthly rental rate	$524	$531	$—	$524
Portable storage units on rent (average during the period)	12,394	355	—	12,749
Average portable storage utilization rate	72.9%	52.2%	—%	72.1%
Average portable storage monthly rental rate	$113	$114	$—	$113

WillScot Corporation

Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2018 (unaudited)	December 31, 2017

Assets
Cash and cash equivalents	$8,181	$9,185
Trade receivables, net of allowances for doubtful accounts at June 30, 2018 and December 31, 2017 of $5,631 and $4,845, respectively	104,013	94,820
Raw materials and consumables	9,829	10,082
Prepaid expenses and other current assets	14,137	13,696
Total current assets	136,160	127,783
Rental equipment, net	1,075,040	1,040,146
Property, plant and equipment, net	82,361	83,666
Goodwill	33,570	28,609
Intangible assets, net	125,864	126,259
Other non-current assets	4,038	4,279
Total long-term assets	1,320,873	1,282,959
Total assets	$1,457,033	$1,410,742
Liabilities
Accounts payable	58,370	57,051
Accrued liabilities	45,606	48,912
Accrued interest	1,802	2,704
Deferred revenue and customer deposits	50,382	45,182
Current portion of long-term debt	1,883	1,881
Total current liabilities	158,043	155,730
Long-term debt	684,641	624,865
Deferred tax liabilities	111,924	120,865
Deferred revenue and customer deposits	6,696	5,377
Other non-current liabilities	19,109	19,355
Long-term liabilities	822,370	770,462
Total liabilities	980,413	926,192
Commitments and contingencies
Class A common stock: $0.0001 par, 400,000,000 shares authorized at June 30, 2018 and December 31, 2017; 84,644,744 shares issued and outstanding at both June 30, 2018 and December 31, 2017	8	8
Class B common stock: $0.0001 par, 100,000,000 shares authorized at June 30, 2018 and December 31, 2017; 8,024,419 shares issued and outstanding at both June 30, 2018 and December 31, 2017	1	1
Additional paid-in-capital	2,123,101	2,121,926
Accumulated other comprehensive loss	(54,417)	(49,497)
Accumulated deficit	(1,640,230)	(1,636,819)
Total shareholders’ equity	428,463	435,619
Non-controlling interest	48,157	48,931
Total equity	476,620	484,550
Total liabilities and equity	$1,457,033	$1,410,742

Reconciliation of non-GAAP Financial Measures

Net Income (Loss) to Adjusted EBITDA non-GAAP Reconciliations

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:

•                  Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.

•                  Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.

•                  Restructuring costs associated with restructuring plans designed to streamline operations and reduce costs.

•                  Costs to integrate acquired companies.

•                  Non-cash charges for stock compensation plans.

•                  Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense and gains and losses on disposals of property, plant, and equipment.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing WSC’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect changes in, or cash requirements, for our working capital needs;

•                  Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•                  Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;

•                  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The table below presents the unaudited reconciliation of net loss calculated in accordance with GAAP to Adjusted EBITDA. See “Non-GAAP Financial Measures” above for further information regarding the Company’s use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Net income (loss)	$379	$(5,896)	$(6,456)	$(16,075)
Income from discontinued operations, net of tax	—	3,840	—	6,045
Income (loss) from continuing operations	379	(9,736)	(6,456)	(22,120)
Income tax benefit	(6,645)	(5,269)	(7,065)	(10,138)
Loss from continuing operations before income tax	(6,266)	(15,005)	(13,521)	(32,258)
Interest expense, net	12,155	26,398	23,874	48,475
Depreciation and amortization	25,040	19,364	51,321	38,025
Currency losses (gains), net	572	(6,497)	1,596	(8,499)
Restructuring costs	449	684	1,077	968
Transaction fees	4,118	776	4,118	862
Integration costs	4,785	—	7,415	—
Stock compensation expense	1,054	—	1,175	—
Other expense	9	527	353	620
Adjusted EBITDA	$41,916	$26,247	$77,408	$48,193

Net (Loss) Income to Adjusted EBITDA non-GAAP Reconciliations

The following tables present unaudited reconciliations of the Company’s loss from continuing operations before income tax to Adjusted EBITDA by segment for the three and six months ended June 30, 2018 and 2017, respectively:

	Three Months Ended June 30, 2018
(in thousands)	Modular - US	Modular - Other North America	Corporate & Other	Consolidated
Net (loss) income	$(5,533)	$(733)	$6,645	$379
Income from discontinued operations, net of tax	—	—	—	—
Loss (income) from continuing operations	(5,533)	(733)	6,645	379
Income tax benefit(a)	—	—	(6,645)	(6,645)
Loss from continuing operations before income tax	(5,533)	(733)	—	(6,266)
Interest expense, net	11,663	492	—	12,155
Depreciation and amortization	21,571	3,469	—	25,040
Currency losses, net	114	458	—	572
Restructuring costs	449	—	—	449
Transaction Fees	4,049	69	—	4,118
Integration costs	4,785	—	—	4,785
Stock compensation expense	1,054	—	—	1,054
Other expense	(48)	57	—	9
Adjusted EBITDA	$38,104	$3,812	$—	$41,916

	Three Months Ended June 30, 2017
(in thousands)	Modular - US	Modular - Other North America	Corporate & Other	Consolidated
Net income (loss)	$320	$(1,442)	$(4,774)	$(5,896)
Income from discontinued operations, net of tax(b)	—	—	3,840	3,840
Income (loss) from continuing operations	320	(1,442)	(8,614)	(9,736)
Income tax benefit(a)	—	—	(5,269)	(5,269)
Income (loss) from continuing operations before income tax	320	(1,442)	(13,883)	(15,005)
Interest expense, net	15,953	1,038	9,407	26,398
Depreciation and amortization	15,830	3,189	345	19,364
Currency gains, net	(5,800)	(294)	(403)	(6,497)
Restructuring costs	—	—	684	684
Transaction fees	46	—	730	776
Other expense	(20)	15	532	527
Adjusted EBITDA	$26,329	$2,506	$(2,588)	$26,247

	Six Months Ended June 30, 2018
(in thousands)	Modular - US	Modular - Other North America	Corporate & Other	Consolidated
Net (loss) income	$(10,841)	$(2,680)	$7,065	$(6,456)
Income from discontinued operations, net of tax	—	—	—	—
(Loss) income from continuing operations	(10,841)	(2,680)	7,065	(6,456)
Income tax benefit(a)	—	—	(7,065)	(7,065)
Loss from continuing operations before income tax	(10,841)	(2,680)	—	(13,521)
Interest expense, net	22,823	1,051	—	23,874
Depreciation and amortization	44,463	6,858	—	51,321
Currency losses, net	271	1,325	—	1,596
Restructuring costs	1,067	10	—	1,077
Transaction Fees	4,049	69	—	4,118
Integration costs	7,415	—	—	7,415
Stock compensation expense	1,175	—	—	1,175
Other expense	294	59	—	353
Adjusted EBITDA	$70,716	$6,692	$—	$77,408

	Six Months Ended June 30, 2017
(in thousands)	Modular - US	Modular - Other North America	Corporate & Other	Consolidated
Net loss	$(5,210)	$(2,458)	$(8,407)	$(16,075)
Income from discontinued operations, net of tax(b)	—	—	6,045	6,045
Loss from continuing operations	(5,210)	(2,458)	(14,452)	(22,120)
Income tax benefit(a)	—	—	(10,138)	(10,138)
Loss from continuing operations before income tax	(5,210)	(2,458)	(24,590)	(32,258)
Interest expense, net	31,512	2,216	14,747	48,475
Depreciation and amortization	30,993	6,331	701	38,025
Currency gains, net	(7,399)	(481)	(619)	(8,499)
Restructuring costs	—	—	968	968
Transaction fees	46	—	816	862
Other expense	70	17	533	620
Adjusted EBITDA	$50,012	$5,625	$(7,444)	$48,193

(a) The Company does not allocate expenses on a segment level. As such, we have included tax income benefit in Corporate and other for the purpose of this reconciliation.

(b) For the purpose of this reconciliation, the Company has included income related to discontinued operations in Corporate and other as it all pertained to the Remote Accommodations segment which was discontinued as of November 29, 2017.

Net Capital Expenditures for Rental Equipment non-GAAP Reconciliation

The following table provides an unaudited reconciliation of purchase of rental equipment to Net Capital Expenditures for Rental Equipment:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Total purchase of rental equipment	$(32,679)	$(29,326)	$(64,763)	$(54,223)
Total purchases of rental equipment from discontinued operations	—	(1,701)	—	(3,921)
Total purchases of rental equipment from continuing operations	(32,679)	(27,625)	(64,763)	(50,302)
Proceeds from sale of rental equipment	3,905	4,778	12,033	10,622
Net Capital Expenditures for Rental Equipment	$(28,774)	$(22,847)	$(52,730)	$(39,680)

Contact Information

Investor Inquiries:

Mark Barbalato

investors@willscot.com

Media Inquiries:

Scott Junk

scott.junk@willscot.com